                   INDEPENDENT AUDITORS REPORT



To the Board of Directors and Stockholders of Ty-Breakers (NY) Corp.

We have audited the accompanying balance sheets of Ty-
Breakers (NY) Corp. as of December 31, 1996 and 1995, and the related statements of operations, changes in stock-holders equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ty-Breakers (NY) Corp. at December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
As discussed in Note 1 to the financial statements, the Company has limited financial resources to fund operations.
This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                         WISS & COMPANY, LLP

Livingston, New Jersey
January 30, 1998

                          TY-BREAKERS (NY) CORP.
                              BALANCE SHEETS
                                                December 31,
          ASSETS                             1996          1995
                                      ______________  _____________
CURRENT ASSETS:
  Cash and equivalents                 $          876 $       1,230
  Accounts receivable                           1,323         1,955
  Notes receivable                                -          16,000
  Inventories:
    Raw materials                               2,135        50,348
    Finished goods                              9,758        15,401
  Prepaid rent                                  3,161           -
 Subscription receivable on sale of
    Series B Preferred stock, collected
    In January 1997                            25,000          -
                                       ______________  ____________
Total Current Assets                           42,253        84,934

PROPERTY AND EQUIPMENT:
  Office and computer equipment                15,690        15,690
  Furniture and fixtures                        6,205         6,205
  Leasehold improvements                        5,924         5,924
                                       ______________  ____________
                                               27,819        27,819
  Less: Accumulated depreciation and
    amortization                               17,155        11,946
                                       ______________  ____________
                                               10,664        15,873

OTHER ASSETS:
  Security deposits and other assets            4,079         4,048
  Due from related parties                        -          32,690
                                       ______________  ____________
                                                4,079        36,738
                                       ______________  ____________
                                         $     56,996   $   137,545

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIENCY)
CURRENT LIABILITIES:
  Notes payable                          $     20,000   $    30,000
  Accounts payable                            275,918       256,210
  Customer deposits                            19,318        25,429
  Royalties payable                            25,000        42,664
  Accrued expenses and other current
    liabilities                                 8,196         7,166
  Due to Alfa International Corporation        49,511           -
                                         ____________   ___________
Total Current Liabilities                     397,943       361,469

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIENCY):

  Series A Redeemable Preferred stock,
    $.01 par value, 1,000,000 shares
    authorized, 15,175 shares issued              152          152
  Series B Redeemable Preferred stock,
    $.01 par value, 1,000,000 shares
    authorized, 16,150 and 10,250
    shares issued                                 162          103
  Common stock, $.001 par value,
    10,000,000 shares authorized,
    3,301,370 shares issued                     3,301        3,301
  Capital in excess of par value              510,699      365,828
  Retained earnings (deficit)                (855,261)    (593,308)
                                             _________    _________
Total Stockholders' Equity (Deficiency)      (340,947)    (223,924)
                                             _________    _________
                                         $     56,996   $  137,545

See accompanying notes to the financial statements.


                    TY-BREAKERS (NY) CORP.

                   STATEMENTS OF OPERATIONS



                                                December 31,
                                             1996         1995
                                       ____________  ___________

REVENUES:
  Net sales                              $ 123,708   $   90,901
  Other income                              15,935       21,125
                                       ___________   __________
                                           139,643      112,026



COSTS AND EXPENSES:
  Cost of sales                            144,301       82,467
  Selling, general and administrative      195,204      219,004
  Interest expense                           2,091       11,677
  Loss on investment                        60,000          -
                                       ___________   __________
                                           401,596      313,148


NET LOSS                                 $(261,953)    (201,122)

See accompanying notes to the financial statements>



                     TY-BREAKERS (NY) CORP.

       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                         Preferred Stock- Preferred Stock-  Common Stock    Capital in   Retained
                         Series A         Series B                          Excess of    Earnings
                         ________________ ________________ _______________  Par Value    (Deficit)
                                  Stated         Stated             Par     __________   _________
                          Shares   Value  Shares  Value    Shares    Value
                          _______ _______ _______ ________ _________ ______

BALANCES AT DEC. 31, 1994  15,175  $  152     -    $   -   3,301,370 $3,301  $ 221,879   $ (392,186)

YEAR ENDED DEC. 31, 1995:
  Issuance of preferred
   stock-Series B, net of
   offering costs             -       -    10,250      103       -      -      143,949          -
  Net Loss                    -       -       -        -         -      -          -       (201,122)
                          _______ _______ _______ ________ _________ ______  _________   ___________

Balances at Dec. 31, 1995  15,175  $  152  10,250  $   103 3,301,370 $3,301  $ 365,828   $ (593,308)


YEAR ENDED DEC. 31, 1996:
  Issuance of preferred
   Stock-Series B, net of
   Offering costs             -       -     5,900       59       -      -      144,871          -
  Net Loss                    -       -       -        -         -                 -       (261,953)
                          _______ _______ _______ ________ _________ ______ __________   _________

Balances at Dec. 31, 1996  15,175  $  152  16,150  $   162 3,301,370 $3,301  $ 510,699   $ (855,261)


See accompanying notes to financial statements.



                 TY-BREAKERS (NY) CORP.

                STATEMENT OF CASH FLOWS


                                                December 31,
                                             1996          1995
                                      ______________  _____________

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                             $   (261,953)  $   (201,122)
  Adjustments to reconcile net loss to
    net cash flows from operating
    activities:
      Depreciation and amortization           5,209          5,372
      Loss on investment                     60,000            -
      Changes in operating assets and
       liabilities:
        Accounts receivable                     632          8,342
        Inventories                          53,856          6,863
        Other current assets                (12,161)        (5,508)
        Accounts payable and other
          current liabilities                20,738         17,384
        Customer deposits                    (6,111)        19,586
        Royalties payable                   (17,664)        (4,363)
        Other assets                            (31)           417
                                      ______________  _____________
Net cash flows from operating
  activities                               (157,485)      (153,029)




CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and
    equipment                                   -           (1,928)
                                      ______________  _____________

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of Series B Preferred Stock      144,930        144,052
  Due to affiliates                          22,201          8,852
  Payment of notes payable                  (10,000)           -
                                      ______________  _____________
Net cash flows from financing
  activities                                157,131        152,904


NET CHANGE IN CASH AND EQUIVALENTS             (354)        (2,053)


CASH AND EQUIVALENTS, BEGINNING
  OF YEAR                                     1,230          3,283
                                      ______________  _____________


CASH AND EQUIVALENTS, END OF YEAR       $       876    $     1,230
                                      ______________  _____________


SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                         $     2,041    $    11,677
                                      ______________  _____________

  Conversion of notes payable to
    Preferred Stock                     $       -      $    62,500
                                      ______________  _____________

  Conversion of due to related party
    to investment                         $  60,000    $       -
                                      ______________  _____________

See accompanying notes to the financial statements.

                 TY-BREAKERS (NY) CORP.

              NOTES TO FINANCIAL STATEMENTS

             (See accountants' review report)


Note 1 - Nature of the Business and Summary of Significant
         Accounting Policies:

Nature of the Business: TyBreakers (NY) Corp. (the Company) is a manufacturer and distributor of Tyvek apparel products, for sale primarily in the United States. All of the Company's Tyvek is purchased from one unrelated supplier who is the sole producer of Tyvek.

Basis of Presentation: The Company has incurred significant operating losses raising substantial doubt about its ability to continue as a going concern. The continued existence of the Company is dependent upon the forebearance of its creditors, its ability to raise additional financing and eventually upon obtaining profitable operations. There can be no assurance that such financing will be available to the Company upon acceptable terms.(Note 6)

Estimates and Uncertainties: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Inventories: Inventories are stated at the lower of cost (first-in, First-out method) or market.

Property and Equipment: Property and equipment are stated at cost. Depreciation has been computed using an accelerated method over an estimated life of 5 years for furniture and equipment and the lease term for leasehold improvements.

Income Taxes: Effective April 7, 1994, the Company issued Preferred Stock and terminated its election under Section 1361 of the Internal Revenue Code to be taxed as a Small Business Corporation. Under this provision, all losses of the Company prior thereto were reported on the tax returns of the shareholders. The Company is now subject to income taxes at both the Federal and state level.

Deferred taxes are provided for all temporary differences between financial and income tax reporting.

                 TY-BREAKERS (NY) CORP.

              NOTES TO FINANCIAL STATEMENTS

             (See accountants' review report)


Financial Instruments: Financial instruments include cash, security deposits, accounts payable and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information concerning financial instruments with similar characteristics available to management.

Impairment of Long-Lived Assets: In 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. SFAS No. 121 prescribes that an impairment loss is recognized in the event that facts and circumstances indicate that the carrying amount of an asset may not be recoverable.

Note 2 - Notes Payable:

Notes payable bear interest at 7% per annum and are payable upon demand. Notes payable are collateralized by substantially all assets of the Company.

Note 3 - Stockholders Equity:

Preferred Stock - On April 11, 1994, the Company's Board of Directors authorized 1,000,000 shares of non-voting cumulative preferred stock, par value $.01 per share and issued 15,175 shares designated as Series A Redeemable Preferred Stock. Dividends of $.70 per share in preference and priority to payment of any cash dividend on common stock are payable annually. Dividends which become due but are not paid will accrue without interest. Dividends in arrears at December 31, 1996 totalled $28,821.

The Series A Redeemable Preferred Stock is convertible into common stock at the lesser of the rate of 6 2/3 shares for each share of preferred stock or 150% of the price per share of common stock sold in any proposed offering. Should the Company sell its common stock in the currently proposed offering at less than $1.00 per share, the conversion rate will increase pro-rata.

Through March of 1995, the Company's Board of Directors issued
16,150 shares designated as Series B Redeemable Preferred Stock in exchange for net proceeds of $288,982.

Warrants - For every share of Series B Redeemable Preferred Stock, the Company issued 2 warrants. Each warrant may be exercised to purchase one share of common stock at a price of $1.00 per share. As of December 31, 1996 the 32,300 warrants were all outstanding (Note 7).

                 TY-BREAKERS (NY) CORP.

             NOTES TO FINANCIAL STATEMENTS

            (See accountants' review report)

Note 4 - Commitments:

Lease: The Company leases its premises under a noncancellable operating lease expiring March 31, 1999. Rent expense for operating leases in 1996 and 1995 was $38,698 and $36,824, respectively. The following is a schedule of future minimum rental payments required for all noncancellable operating leases that have initial or remaining lease terms in excess of one year at December 31, 1997:


           Year Ending December 31,
           ------------------------

                  1997                 $38,500
                  1998                  38,500
                  1999                   9,625
                                       ________
                                       $86,625


Note 5 - Income Taxes:

At December 31, 1996, the Company had
available for income tax reporting purposes net operating loss carryforwards of approximately $660,000 and $840,000 for federal and New York State, respectively, which can be used to offset future taxable income through 2011.

Note 6 - Related Party Transactions:

During 1996, the Company
invested $60,000 in an entity of which the Company's Chairman is a stockholder. The investment was written off as of December 31, 1996.

Note 7 - Subsequent Events:

On January 23, 1997, the Company was acquired by Alfa International Corporation ("Alfa"). Substantially all the assets of Alfa had been sold to the Company in 1993.

In connection with the merger, Alfa issued 984,410 unregistered shares of its common stock in exchange for 100% of the outstanding capital stock of the Company. Each share of the Company's Common Stock is convertible into .25 shares of Alfa International Common Stock. The Company's Chairman of the Board, who owned approximately 75% of the Company's common stock, was issued 742,500 of such shares.

                TY-BREAKERS (NY) CORP.

             NOTES TO FINANCIAL STATEMENTS

            (See accountants' review report)

The 15,175 shares of Series A Preferred Stock, together with all accumulated dividends thereon ($28,821), were converted into 29,865 shares of Alfa Common Stock. The 16,150 shares of Series B
Preferred Stock, were converted into 129,200 shares of Alfa Common
Stock.

The 32,300 warrants (Note 3) issued with the Series B Redeemable Preferred Stock were converted into 8,075 Alfa Common Stock purchase warrants. The warrants five the holder the right to receive one share of Alfa Common Stock for $4.00 per share.

      ALFA INTERNATIONAL CORPORATION AND SUBSIDIARY

     PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
               GIVING EFFECT TO THE MERGER
                     JANUARY 23, 1997


The following unaudited pro forma condensed consolidated financial statements and related notes give effect to the acquisition of Ty-Breakers (NY) Corp. ("Ty-Breakers") by Alfa International Corp. and subsidiary (the "Company") as if the acquisition had taken place on January 1, 1996. It has been prepared by combining the Company's audited consolidated balance sheet as of December 31, 1996 and the Ty-Breakers' audited balance sheet as of December 31, 1996 and combining the Company's consolidated audited statement of operations and the Ty-Breakers audited statement of operations for the year ended December 31, 1996, giving effect to certain adjustments as described in the notes to pro forma condensed consolidated financial statements.

This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the financial statements and notes thereto appearing elsewhere herein.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Acquisition been consummated on the date indicated or (ii) the results of operations of the Company that may occur or be obtained in the future. The following information is qualified in its entirety by reference to, and should be read in conjunction with, the Company's consolidated financial statements, including the notes thereto, and the other historical financial information appearing in the Company's Form 10-KSB for the year ended December 31, 1996 and its Form 8-K dated January 23, 1997, which reported the Ty-Breakers' Acquisition.

              ALFA INTERNATIONAL CORPORATION, AND SUBSIDIARY
              PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                     GIVING EFFECT TO THE MERGER
                          DECEMBER 31, 1996

                                                  Ty-Breakers
                                    Company       (NY) Corp.     Adjustments    Pro Forma
                                  _____________  _____________  _____________  _____________
     ASSETS
CURRENT ASSETS:
  Cash and equivalents            $        57    $        876   $        -     $        933
  Accounts receivable                     -             1,323            -            1,323
  Inventories                             -            11,893            -           11,893
  Stock subscription receivable           -            25,000            -           25,000
  Other current assets                    -             3,161            -            3,161
  Due from affiliates                  49,511             -          (49,511)<F1>         -
                                  _____________  _____________  _____________  _____________
    Total Current Assets               49,568          42,253        (49,511)        42,310

PROPERTY AND EQUIPMENT, LESS
  ACCUMULATED DEPRECIATION AND
  AMORTIZATION                            -            10,664            -           10,664
                                  _____________  _____________  _____________  _____________
GOODWILL                                  -               -           86,190<F2>     86,190
                                  _____________  _____________  _____________  _____________
OTHER ASSETS                           12,500           4,079            -           16,579
                                  _____________  _____________  _____________  _____________
                                  $    62,068    $     56,996   $     36,679   $    155,743


  LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
  Notes payable                   $   100,000    $     20,000   $        -     $    120,000
  Accounts payable                      4,286         275,918            -          280,204
  Accrued expenses and other
    Current liabilities                   -            52,514            -           52,514
  Due to affiliate                        -            49,511        (49,511)<F1>       -
                                  _____________  _____________  _____________  _____________
    Total Current Liabilities         104,286         397,943        (49,511)       452,718

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Preferred stock                         -               314           (314)<F2>       -
                                                                      (9,844)<F2>
  Common stock                         25,595           3,301         (3,301)<F2>    35,439
  Capital in excess of par value    3,053,721         510,699       (510,699)<F2> 3,053,721
  Retained earnings (deficit)      (3,121,534)       (855,261)       590,660 <F2>(3,386,135)
                                  _____________  _____________  _____________  _____________
    Total Stockholders' Equity
      (Deficiency)                    (42,218)       (340,947)        86,190       (296,975)
                                  _____________  _____________  _____________  _____________
                                  $    62,068    $     56,996   $     36,679   $    155,743

<F1>
Elimination of intercompany loans.
<F2>
Exchange of 984,410 Alfa shares for Ty-Breakers' shares (fair value estimated by management),
Elimination of Ty-Breakers' minority stockholders' equity (deficiency) in consolidation and resulting increase in goodwill.

Goodwill was computed as follows:
    Common stock issued to minority stock-
    Holders (24.57%) at fair value                 $  2,419
    Less:  Estimated fair value of the minority
           Stockholders' share of Ty-Breakers
           Net tangible assets (liabilities)        (83,771)
                                                   __________
                                                   $ 86,190

The fair value of the shares is based on the quoted market value of the Company's common stock, less a discount for restrictions on sale.

The adjustment to stockholders' equity (deficiency) reflects the elimination of the monority stockholders' (24.57%) interest in Ty-Breakers equity deficiency of $340,947.


          ALFA INTERNATIONAL CORPORATION, AND SUBSIDIARY

     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE ACQUISITION
                YEAR ENDED DECEMBER 31, 1996
                         (Unaudited)

                                                  Ty-Breakers
                                    Company         NY Corp      Adjustments     Pro Forma
                                  _____________  _____________  _____________  _____________
REVENUES:
  Net Sales                       $       -      $    123,708   $        -      $   123,708
  Other Income                            -            15,935            -           15,935
                                  _____________  _____________  _____________  _____________
                                          -           139,643            -          139,643

COSTS AND EXPENSES:
  Cost of sales                           -           144,301            -          144,301
  Selling, general and
    Administrative                     29,291         189,995            -          219,286
  Interest expense                        -             2,091            -            2,091
  Loss on investment                      -            60,000            -           60,000
  Depreciation and amortization           -             5,209         17,238<F3>     22,427
                                  _____________  _____________  _____________  ______________
                                       29,291         401,596         17,238        448,125
                                  _____________  _____________  _____________  ______________

NET LOSS                          $   (29,291)   $   (261,953)  $    (17,238)  $   (308,482)


NET LOSS PER SHARE OF
 COMMON STOCK                            (.02)                                         (.14)

WEIGHTED AVERAGE
 NUMBER OF SHARES OUTSTANDING       1,186,203                                     2,170,613

<F3>
Amortization of goodwill over three years.

             ALFA INTERNATIONAL CORPORATION
  NOTES TO PRO FORMA, CONDENSED CONSOLIDATED FINANCIAL
          STATEMENTS GIVING EFFECT TO THE MERGER
                       (Unaudited)

NOTE A:

Since Alfa's President and majority shareholder owned
74.43% Of Ty-Breakers, the merger is being accounted for as a combination of entities under common control. Under this method of accounting, the results of operations of the acquired entity are included in Alfa's historical consolidated financial statements from its acquisition date in a manner similar to that of the purchase method of accounting. The shares issued to the 24.57 interest
(minority stockholders) are valued at fair value and the excess of fair value over the pro rata share of stockholders' equity (deficiency) is allocated to the identifiable tangible and intangible net assets based upon fair values and the difference to goodwill. The shares applicable to the controlling party are carried over at their historical cost basis and there is no pro rata change to book values or related goodwill.

The unaudited pro forma balance sheet at December 31, 1996 presented herein has been prepared as if the acquisition had been consummated on December 31, 1996. The unaudited pro forma statement of operations for the year ended
December 31, 1996 has been prepared as if the acquisition had been consummated as of January 1, 1996.

NOTE B:

Weighted average number of shares outstanding assumes the 984,410 shares of Alfa's common stock that were exchanged for Ty-Breakers' shares were issued and outstanding since
January 1, 1996.